As filed with the Securities and Exchange Commission on August 5, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CareFusion Corporation

(Exact name of Registrant as specified in its charter)

Delaware	3841	26-4123274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joan Stafslien

CareFusion Corporation

3750 Torrey View Court

San Diego, California 92130

(858) 617-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	3,616,696 shares(1)(2)	$(1)	$1(1)	$0(1)

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), 4,018,352 shares of common stock were registered on a Registration Statement on Form S-1 (Registration No. 333-160766) filed on July 23, 2009, as amended (the “Prior Registration Statement”); 3,616,696 of those shares of common stock were unsold and are being included under this Registration Statement. In connection with the Prior Registration Statement, a filing fee of $7,065.30 was paid for registration of the 4,018,352 shares of common stock. The filing fee paid in connection with the Prior Registration Statement shall continue to apply to the unsold securities and no additional filing fee in respect of such unsold securities is due hereunder. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(2)	In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities to be offered or issued pursuant to the CareFusion Corporation 2009 Long-Term Incentive Plan because of the provisions of such Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

PROSPECTUS

CareFusion Corporation

CareFusion Corporation

2009 Long-Term

Incentive Plan

Common Stock, Par Value $0.01 Per Share

The 3,616,696 shares of common stock covered by this prospectus may be acquired by participants in the CareFusion Corporation 2009 Long-Term Incentive Plan, which we refer to as the Plan, upon the exercise of certain options to purchase shares of our common stock and upon vesting of certain restricted stock awards and restricted stock units (collectively, “awards”) issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable award agreement. Any proceeds received by us from the exercise of stock options covered by the Plan will be used for general corporate purposes.

Our common stock is traded on the New York Stock Exchange under the symbol “CFN.” On August 2, 2010, the last reported sale price of our common stock was $21.43 per share.

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 3.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this prospectus is August 5, 2010

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, participants in the Plan may, from time to time, sell or otherwise dispose of up to 3,616,696 shares of our common stock.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor Cardinal Health Inc. (“Cardinal Health”) have authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. You should also read this prospectus together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Trademarks, Trade Names and Service Marks

We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include: CareFusion™, Alaris ®, Guardrails ®, Pyxis ®, AVEA ®, Pulmonetic Systems™, Jaeger®, SensorMedics®, ChloraPrep®, V. Mueller®, SmartSite®, MedStation®, PyxisConnect®, Pyxis SupplyStation™, Pyxis ProcedureStation™, MedMined™, Convertors®, Presource®, CardinalASSIST™, EnVe™ and Valuelink®, which may be registered or trademarked in the United States and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this prospectus is, to our knowledge, owned by such other company.

Company References

In this prospectus, unless otherwise specified or the context otherwise requires, references to “CareFusion Corporation,” “CareFusion,” “we,” “us,” “our” and “our company” refer to CareFusion Corporation and its consolidated subsidiaries. References in this prospectus to “Cardinal Health” refer to Cardinal Health, Inc., an Ohio corporation, and its consolidated subsidiaries.

i

SUMMARY

The following summary contains basic information about our company and the offering. It does not contain all of the information that is important to you. We encourage you to carefully read this prospectus in its entirety and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus.

Our Company

We are a leading global medical technology company with clinically proven and industry-leading products and services designed to measurably improve the safety and quality of healthcare. Our offerings include established brands used in hospitals throughout the United States and in more than 130 countries worldwide.

We offer comprehensive product lines in the areas of intravenous, or IV, infusion, medication and supply dispensing, respiratory care, infection prevention and surgical instruments. Our primary product brands include:

•

Alaris IV infusion systems that feature our proprietary Guardrails software, an application that alerts the clinician when a parameter is outside the institution’s pre-established limitations for that medication, thereby helping to reduce IV medication errors;

•	Pyxis automated medication dispensing systems that provide comprehensive medication management and Pyxis automated medical supply dispensing systems;

•	AVEA and Pulmonetic Systems ventilation and respiratory products, and Jaeger and SensorMedics pulmonary products;

•	ChloraPrep products that help prevent vascular and surgical-site infections and MedMined software and surveillance services that help target and reduce hospital-acquired infections, or HAIs; and

•	V. Mueller surgical instruments and related products and services.

For the nine months ended March 31, 2010 and for the fiscal year ended June 30, 2009, we generated revenue of $2.9 billion and $3.6 billion, respectively, and net income from continuing operations of $119 million and $290 million, respectively. Approximately 69% of our fiscal 2009 revenue was from customers in the United States and 31% was from customers outside of the United States.

We were incorporated in Delaware on January 14, 2009 for the purpose of holding Cardinal Health’s clinical and medical products businesses in anticipation of spinning off from Cardinal Health. We completed the spinoff from Cardinal Health on August 31, 2009. In connection with the spinoff, Cardinal Health contributed the majority of the businesses comprising its clinical and medical products segment to us (“the contribution”), and distributed approximately 81% of our outstanding common stock, or approximately 179.8 million shares, to its shareholders (“the distribution”), based on a distribution ratio of 0.5 shares of our common stock for each common share of Cardinal Health held on the record date of August 25, 2009. Cardinal Health retained approximately 19% of our outstanding common stock, or approximately 41.4 million shares, in connection with the spinoff. Pursuant to the private letter ruling received from the Internal Revenue Service by Cardinal Health in connection with the separation, Cardinal Health is required to dispose of the remaining amount of our common stock that it holds within five years of the distribution date.

Until our separation from Cardinal Health on August 31, 2009, CareFusion Corporation was a wholly owned subsidiary of Cardinal Health. Accordingly, our historical financial information for the fiscal year ended June 30, 2009 and prior years does not reflect our results as a separate, stand-alone company. In connection with the spinoff, Cardinal Health retained certain lines of business that manufacture and sell surgical and exam gloves, drapes and apparel and fluid management products in the U.S. markets that were historically managed by us prior to the spinoff, which were part of the clinical and medical products businesses of Cardinal Health. For the fiscal year ended June 30, 2009, these businesses were reported in the Company’s financial statements on an as-managed basis. In connection with the spinoff, effective as of August 31, 2009, these businesses have been reclassified by the Company as discontinued operations. In addition, as disclosed in CareFusion’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, which is incorporated herein by reference, the Company committed to a plan to dispose of its Audiology business during the quarter ended September 30, 2009, and subsequently sold the business on October 1, 2009. As a result, this business has been reclassified by the Company as discontinued operations.

Corporate Information

Our principal executive offices are located at 3750 Torrey View Court, San Diego, California 92130, and our telephone number is (858) 617-2000. Our website is located at www.carefusion.com. Information on our website is not, and should not be considered, part of this prospectus.

THE OFFERING

Securities Offered	3,616,696 shares of common stock

Use of Proceeds	We intend to use any proceeds received by us from the exercise of stock options covered by the Plan for general corporate purposes.

NYSE Symbol	CFN

RISK FACTORS

An investment in our common stock involves risk. We urge you to carefully consider the risks and other information described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, incorporated by reference herein, and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference into this prospectus before making an investment decision. Any of the risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and other materials we have filed or will file with the SEC contain, or will contain, certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) regarding business strategies, market potential, future financial performance and other matters. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include:

•

difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services, including difficulties or delays associated with obtaining requisite regulatory approvals or clearances associated with those activities;

•

changes in laws and regulations or in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations as a result of possible misinterpretations or misapplications;

•	cost-containment efforts of our customers, purchasing groups, third-party payers and governmental organizations;

•

the continued financial viability and success of our customers and suppliers and the potential impact on our customers and suppliers of declining economic conditions, which could impact our results of operations and financial condition;

•	costs associated with protecting our trade secrets and enforcing our patent, copyright and trademark rights, and successful challenges to the validity of our patents, copyrights or trademarks;

•

actions of regulatory bodies and other government authorities, including the U.S. Food and Drug Administration and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in recalls, seizures, consent decrees, injunctions and monetary sanctions;

•	costs or claims resulting from potential errors or defects in our manufacturing that may injure persons or damage property or operations, including costs from remediation efforts or recalls;

•	the results, consequences, effects or timing of any commercial disputes, patent infringement claims or other legal proceedings or any government investigations;

•	disruption or damage to or failure of our information systems;

•	interruption in our ability to manufacture our products or an inability to obtain key components or raw materials or increased costs in such key components or raw materials;

•

the costs, difficulties and uncertainties related to the integration of acquired businesses, including liabilities relating to the operations or activities of such businesses prior to their acquisition;

•	uncertainties in our industry due to government healthcare reform;

•	uncertainties related to the availability of additional financing to us in the future and the terms of such financing;

•	risks associated with international operations, including fluctuations in currency exchange rates;

•	the effects of our strategies to run our business in a tax-efficient manner;

•	competitive pressures in the markets in which we operate;

•	the loss of, or default by, one or more key customers or suppliers;

•	unfavorable changes to the terms of key customer or supplier relationships;

•

downgrades of our credit ratings or disruptions to financial markets, and the potential that such downgrades or disruptions could adversely affect our access to capital and the terms of such capital or increase our cost of capital;

•	failure to retain or continue to attract senior management or key personnel;

•	difficulties and costs associated with enhancing our accounting systems and internal controls and complying with financial reporting requirements;

•	any failure to realize expected benefits from the separation;

•	risks associated with our substantial leverage following the separation;

•	a change in our revenue and operating costs following the separation;

•	the potential effects of threatened or actual terrorism and war; and

•	uncertainties relating to general economic, political, business, industry, regulatory and market conditions.

USE OF PROCEEDS

Any proceeds received by us from the exercise of CareFusion stock options covered by the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the CareFusion stock options.

PLAN OF DISTRIBUTION

In connection with the separation, current and former employees and directors of Cardinal Health that received grants of equity awards on or before September 26, 2007 under Cardinal Health equity compensation programs had those awards adjusted into an award based on Cardinal Health common shares and an award based on our common stock, as described below under “—Description of Award Adjustments.” The awards that are based on our common stock were granted by us under the CareFusion Corporation 2009 Long-Term Incentive Plan (the “Plan”), in accordance with the terms of the employee matters agreement that we entered into with Cardinal Health in connection with the separation, and were made in substitution of, or in connection with a stock option, restricted share or restricted share unit that was granted under a Cardinal Health equity compensation program. We refer to these awards as “Replacement Awards.” The registration statement of which this prospectus forms a part covers Replacement Awards that were granted to individuals who, at the time of the separation, were no longer employed by or serving on the board of directors of, Cardinal Health and their donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such Replacement Awards. The registration statement does not cover any Replacement Awards that were granted to any individual who, upon completion of the separation, was employed by or was serving on the board of directors of either Cardinal Health or CareFusion, or any other awards that we may grant under the Plan in the future.

DESCRIPTION OF AWARD ADJUSTMENTS

The employee matters agreement establishes, among other things, the mechanics for the conversion and adjustment on the distribution date of equity awards granted under Cardinal Health’s equity compensation programs into adjusted Cardinal Health awards and Replacement Awards. In accordance with the employee matters agreement, effective on the distribution date:

•

A holder of a Cardinal Health stock option granted on or prior to September 26, 2007 had such holder’s stock option converted into an adjusted Cardinal Health stock option and a Replacement Award in the form of a CareFusion stock option. The exercise prices of the CareFusion stock option and the adjusted Cardinal Health stock option and the number of shares subject to each such stock option reflected a mechanism that was intended to preserve the intrinsic value of the original Cardinal Health stock option. The resulting Cardinal Health stock options and CareFusion stock options are subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the Cardinal Health stock option immediately prior to the distribution. For purposes of the conversion of the Cardinal Health stock options, if a Cardinal Health stock option was granted in exchange for a previously granted stock option, the date of grant of the Cardinal Health stock option was deemed to be the date on which the stock option for which it was exchanged was initially granted.

•

A holder of a Cardinal Health restricted share award granted on or prior to September 26, 2007 received a Replacement Award in the form of a CareFusion restricted stock award with respect to 0.5 restricted shares of CareFusion common stock for each of such holder’s Cardinal Health restricted shares. The CareFusion restricted stock award was in addition to the outstanding Cardinal Health restricted share award and was subject to substantially the same terms (including entitlement to any cash dividends, accrued but unpaid at the distribution date), vesting conditions and other restrictions, if any, that were applicable to the holder’s Cardinal Health restricted share award.

•

A holder of Cardinal Health restricted share units granted prior to September 26, 2007 received a Replacement Award in the form of CareFusion restricted stock units representing the right to receive 0.5 shares of common stock for each Cardinal Health common share subject to the award. The CareFusion restricted stock units were granted in addition to the outstanding Cardinal Health restricted share units and were subject to substantially the same terms (including entitlement to any cash dividend equivalents, accrued but unpaid at the distribution date), vesting conditions and other restrictions, if any, that were applicable to the holder’s Cardinal Health restricted share units.

The mechanics for conversion and adjustment of the equity awards summarized above are more fully described in Article VI of the employee matters agreement. The foregoing descriptions of the equity award adjustments are qualified in their entirety by the complete terms and conditions of the employee matters agreement filed as an exhibit to the registration statement of which this prospectus is a part.

WHERE YOU CAN FIND MORE INFORMATION

We post on our public website (www.carefusion.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us at www.sec.gov.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York has passed upon the validity of the common stock on behalf of the Company.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our combined financial statements and schedule included in our Current Report on Form 8-K dated November 13, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our combined financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K). Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference into this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 that we filed with the SEC on September 15, 2009;

•

Our Quarterly Reports on Form 10-Q for: (a) the quarter ended September 30, 2009 that we filed with the SEC on November 13, 2009; (b) the quarter ended December 31, 2009 that we filed with the SEC on February 16, 2010; and (c) the quarter ended March 31, 2010 that we filed with the SEC on May 12, 2010;

•

The description of our common stock contained in our Information Statement, filed as exhibit 99.1 to the Registration Statement on Form 10 dated July 22, 2009, as amended by Amendment No. 6 (Commission File No. 001-34273);

•

Our Current Reports on Form 8-K filed with the SEC on September 2, 2009, September 15, 2009, October 19, 2009, November 13, 2009, December 17, 2009, January 6, 2010, February 5, 2010, and June 15, 2010; and

•	All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

By incorporating by reference our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Information Statement and our Current Reports on Form 8-K, we can disclose important information to you by referring you to our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q, our Information Statement and our Current Reports on Form 8-K, which are considered part of this prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by contacting our Investor Relations Department at 3750 Torrey View Court, San Diego, California, 92130 or by calling 1-888-876-4287. Copies of any of these documents may also be obtained free of charge through our website at www.carefusion.com.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CareFusion Corporation

CareFusion Corporation

2009 Long-Term

Incentive Plan

Common Stock, Par Value $0.01 Per Share

PROSPECTUS

August 5, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Item	Amount
Securities and Exchange Commission registration fee	$7,065.30
Legal fees and expenses	$35,400.00
Accounting fees and expenses	$35,000.00
Printing expenses	$5,000.00

Total	$82,465.30

ITEM 15.	Indemnification of Directors and Officers.

Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (“DGCL”) relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•

for any transaction from which the director derived an improper personal benefit. The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

Article 7 of the registrant’s certificate of incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article 11 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) specifies that a director of the Company shall not be personally liable to the Company or to any stockholders for monetary damages for breach of fiduciary duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Article 12 of the Certificate of Incorporation and Article 13 of the Company’s Amended and Restated By-Laws (the “By-Laws”) state that the Company shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding authorized by the Company’s board of directors by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company.

Article 13 of the Certificate of Incorporation permits the Company to purchase and maintain director or officer liability insurance.

The registrant has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements, the registrant will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the registrant. The registrant also maintains liability insurance for its directors and officers in order to limit its exposure to liability for indemnification of such persons.

Item 16.	Exhibits

(a) Exhibits

See Exhibit Index.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) That, for the purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(g) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 5, 2010.

CAREFUSION CORPORATION

By:	/s/ DAVID L. SCHLOTTERBECK
David L. Schlotterbeck, Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Edward Borkowski and Joan Stafslien, or either of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ DAVID L. SCHLOTTERBECK David L. Schlotterbeck	Chairman and Chief Executive Officer and Director (principal executive officer)	August 5, 2010

/s/ EDWARD J. BORKOWSKI Edward J. Borkowski	Chief Financial Officer (principal financial officer)	August 5, 2010

/s/ JEAN MASCHAL Jean Maschal	Senior Vice President, Chief Accounting Officer and Controller (principal accounting officer)	August 5, 2010

/s/ PHILIP L. FRANCIS Philip L. Francis	Director	August 5, 2010

/s/ ROBERT F. FRIEL Robert F. Friel	Director	August 5, 2010

/s/ JACQUELINE B. KOSECOFF, PH.D Jacqueline B. Kosecoff, Ph.D	Director	August 5, 2010

/s/ J. MICHAEL LOSH J. Michael Losh	Presiding Director	August 5, 2010

/s/ GREGORY T. LUCIER Gregory T. Lucier	Director	August 5, 2010

/s/ EDWARD D. MILLER, M.D. Edward D. Miller, M.D.	Director	August 5, 2010

/s/ MICHAEL D. O’HALLERAN Michael D. O’Halleran	Director	August 5, 2010

/s/ ROBERT P. WAYMAN Robert P. Wayman	Director	August 5, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Separation Agreement, dated July 22, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 2.1 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).†

3.1	Amended and Restated Certificate of Incorporation of CareFusion Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on August 28, 2009, File No. 333-161611).

3.2	Amended and Restated By-Laws of CareFusion Corporation (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on August 28, 2009, File No. 333-161611).

4.1	Stockholder’s and Registration Rights Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.4 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

4.2	Registration Rights Agreement, dated July 21, 2009, among CareFusion Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and UBS Securities LLC (incorporated by reference to Exhibit 4.1 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

4.3	Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

4.4	Supplemental Indenture, dated July 21, 2009, between CareFusion Corporation and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 to Cardinal Health’s Current Report on Form 8-K filed on July 22, 2009, File No. 1-11373).

5.1	Opinion of Weil, Gotshal & Manges LLP.*

10.1	Employee Matters Agreement, dated August 31, 2009, by and between Cardinal Health, Inc. and CareFusion Corporation (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Current Report on Form 8-K filed on September 4, 2009, File No. 1-11373).

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

99.1	Amended Consent Decree for Condemnation and Permanent Injunction (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form 10 filed on March 31, 2009, File No. 1-34273).

*	Filed herewith.
†	The schedules and exhibits to the Separation Agreement have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission supplementally upon request.